                              LETTER OF TRANSMITTAL
      TO SURRENDER SHARES OF SERIES A CUMULATIVE CONVERTIBLE EXCHANGEABLE
                                PREFERRED STOCK
                                       OF
                             BEAZER HOMES USA, INC.

                         DATED __________________, 1999

                                CONVERSION AGENT:
                     FIRST CHICAGO TRUST COMPANY OF NEW YORK
                        ATTENTION: TENDERS AND EXCHANGES

BY OVERNIGHT COURIER:                 BY MAIL:                         BY HAND:
 First Chicago Trust             First Chicago Trust             First Chicago Trust
Company of New York             Company of New York             Company of New York
 Tenders & Exchanges             Tenders & Exchanges             Tenders & Exchanges
   14 Wall Street                     Suite 4660                 c/o Securities Transfers
 8th Floor, Suite 4680              P.O. Box 2565              and Reporting Services, Inc.
New York, NY  10005          Jersey City, NJ  07303-2565   100 William Street, Galleria
                                                                       New York, NY  10038

                   For information, please call (800) 251-4215
Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

This Letter of Transmittal is to be used for ALL surrenders of Beazer Homes USA, Inc. Series A Cumulative Convertible Exchangeable Preferred Stock (the
"Preferred Stock") share certificates.

IF YOU WISH TO CONVERT PREFERRED STOCK INTO COMMON STOCK AT THE RATE OF
1.312336 SHARES OF COMMON STOCK FOR EACH SHARE OF PREFERRED STOCK,
CERTIFICATES REPRESENTING THE PREFERRED STOCK MUST BE RECEIVED, ALONG WITH A
COMPLETED DULY EXECUTED COPY OF THIS LETTER OF TRANSMITTAL, BY FIRST CHICAGO
TRUST COMPANY OF NEW YORK AT ONE OF THE ADDRESSES SET FORTH ABOVE.

The Common Stock is traded on the New York Stock Exchange using the ticker symbol "BZH". Holders of the Preferred Stock may obtain current market prices for the Common Stock through a broker or by consulting the New York Stock
Exchange listing which is carried in many newspapers.
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

-------------------------------------------------------------------------------------------------------------
                   DESCRIPTION OF PREFERRED STOCK SURRENDERED
-------------------------------------------------------------------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
   Name(s) and address(es) of Registered Holder(s)         Certificate(s) Surrendered (Attach additional
              (Please fill in, if blank)                               schedule if necessary)
------------------------------------------------------- -----------------------------------------------------
                                                        -------------------------- --------------------------
                                                                                    Total Number of Shares
                                                                                      of Preferred Stock
                                                             Certificate (s)            Represented by
                                                               Number (s)               Certificate (s)
                                                        -------------------------- --------------------------
                                                        -------------------------- --------------------------

                                                        -------------------------- --------------------------
                                                        -------------------------- --------------------------

                                                        -------------------------- --------------------------
                                                        -------------------------- --------------------------

                                                        -------------------------- --------------------------
                                                        -------------------------- --------------------------

                                                        -------------------------- --------------------------
                                                        -------------------------- --------------------------

                                                        -------------------------- --------------------------
                                                        -------------------------- --------------------------

                                                        -------------------------- --------------------------
                                                        -----------------------------------------------------
                                                        Total Shares Surrendered
------------------------------------------------------- -----------------------------------------------------
                                                        Total Shares Converted
------------------------------------------------------- -----------------------------------------------------


IF ANY OF YOUR CERTIFICATES HAVE BEEN LOST, STOLEN OR DESTROYED, PLEASE CALL THE CONVERSION AGENT AT (800) 251-4215 FOR FURTHER INSTRUCTIONS.

                     THIS FORM MUST BE SIGNED IN TWO PLACES
               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

         The undersigned hereby surrender to Beazer Homes USA, Inc. (the "Company"), ______________ shares of the above described shares of Series A Cumulative Convertible Exchangeable Preferred Stock (the "Preferred Stock"), pursuant to the instructions indicated above for conversion into shares of the Common Stock, $0.01 par value per share, of the Company (the "Common Stock").

         Please issue the check for the payment for fractional shares upon conversion, as the case may be, in the name(s) of the registered holder(s) appearing under "Description of Preferred Stock Surrendered" above. Similarly, please mail the certificate(s) for shares of the Common Stock issued upon conversion and the check, if any, for the payment for fractional shares upon conversion, as the case may be, to the address(es) of the registered holder(s) appearing under "Description of Preferred Stock Surrendered."



                                    SIGN HERE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           Signature (s) of Owner (s)

 Dated:________________________________________________________________,1999
 (Must be signed by the registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary capacity, please set forth full title.)

 Name(s)-----------------------------------------------------------------------

 ------------------------------------------------------------------------------
                                              (Please Print)
 Capacity (Full Title)
                       --------------------------------------------------------
 Address
        -----------------------------------------------------------------------
                                            (Include Zip Code)
 (Daytime Telephone No.)
                        -------------------------------------------------------


IMPORTANT:
TAX IDENTIFICATION NUMBER (TIN) OR SOCIAL SECURITY NUMBER _____________________ FAILURE TO COMPLETE AND RETURN THE TIN INFORMATION WILL RESULT IN
BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS DUE YOU.



                           GUARANTEE OF SIGNATURE (S)
 Authorized
 Signature
           ---------------------------------------------------------------------
 Name of Firm
              ------------------------------------------------------------------
 Dated:                                                                   ,1999
       -------------------------------------------------------------------